UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2025

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 28, 2025, the SemiLEDs Corporation (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, holders of the Company’s common stock voted on two proposals: (1) election of five directors to hold office until the 2026 Annual Meeting of Stockholders; (2) ratification of the appointment of YCM CPA Inc. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2025.

The final votes cast on the two proposals were as follows:

Proposal 1:

The following individuals were elected to serve as directors of the Company for a one-year term ending with the 2025 Annual Meeting of Stockholders by the votes set forth in the following table:

	Votes For	Votes Withheld	Broker Non-Votes
Trung T. Doan	4,827,968	8,829	771,703
Walter Michael Gough	4,825,168	11,629	771,703
Dr. Edward Hsieh	4,828,164	8,633	771,703
Scott R. Simplot	4,797,503	39,294	771,703
Dr. Chris Chang Yu	4,828,066	8,731	771,703

Proposal 2:

The appointment of YCM CPA Inc. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2025 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (1)
5,565,849	16,788	25,863	0

(1)
This proposal constituted a routine matter. Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2025

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer